UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2025
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CERENCE INC.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39030	83-4177087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Mall Road, Suite 416 Burlington, Massachusetts		01803
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (857)362-7300
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CRNC	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On October 13, 2023, Cerence Operating Company (hereinafter referred to as “Cerence”) filed its first patent infringement complaint against Samsung Electronics Co. Ltd. and Samsung Electronics America, Inc. (hereinafter collectively referred to as “Samsung”) alleging infringement of five Cerence patents (hereinafter referred to as “Samsung I”). On March 15, 2024, Cerence filed its second patent infringement complaint against Samsung alleging infringement of four additional Cerence patents (hereinafter referred to as “Samsung II”). In its responsive pleading to Samsung II, on July 10, 2024, Samsung asserted counterclaims, alleging infringement of U.S. Patent Nos. 10,395,657; 10,720,162; 11,823,682; and 9,583,103 against the Cerence Assistant. Samsung sought damages, including trebled damages, and its costs and fees. On September 4, 2024, Cerence filed its answer denying the allegations and counterclaims of invalidity and noninfringement. Trial for Samsung I was scheduled to begin in October 2025 and trial for Samsung II was scheduled to begin in April 2026. On October 28, 2025 Samsung and Cerence resolved these disputes by entering into a cross-license agreement, which, among other things, resulted in Samsung agreeing to pay Cerence a one-time lump sum payment in the total amount of Forty Nine Million Five Hundred Thousand Dollars ($49,500,000).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cerence Inc.

Date: November 3, 2025	By:	/s/ Jennifer Salinas
Name: Jennifer Salinas
Title: Executive Vice President, Chief Administrative Officer & General Counsel